SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2001

PACIFICARE HEALTH SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-21949	95-4591529
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

3120 Lake Center Drive
Santa Ana, California 92704
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (714) 825-5200

___________________________

Item 5. Other Events.
Item 7. Exhibits.
SIGNATURE
INDEX TO EXHIBITS
EXHIBIT 99.1
Exhibit 99.2

Item 5. Other Events.

      On May 30, 2001, PacifiCare Health Systems, Inc. (the “Corporation”) announced that it was revising its prior earnings guidance for the full year 2001. Net income for the year ending December 31, 2001, previously anticipated to reach $99 million, was expected to range between $56 million and $59 million, or $1.65 to $1.75 per fully diluted share. The Corporation also said it expected earnings per share for the second quarter ending June 30, 2001 to be comparable to the first quarter. A copy of the Corporation’s press release relating to the earnings announcement is attached hereto as Exhibit 99.1.

      On June 1, 2001, the Corporation announced that it was commencing a tender offer and consent solicitation (the “Tender Offer”) for all of the 7% Senior Notes due 2003 of PacifiCare Health Plan Administrators, Inc., its wholly-owned subsidiary, pursuant to its Offer to Purchase and Consent Solicitation Statement dated June 1, 2001 (the “Offer to Purchase”). A copy of the Corporation’s press release relating to the tender offer is attached hereto as Exhibit 99.2.

Item 7. Exhibits.

99.1	Press Release by PacifiCare Health Systems, Inc., dated May 30, 2001, announcing revised earnings estimates.

99.2	Press Release by PacifiCare Health Systems, Inc., dated June 1, 2001, announcing the commencement of its tender offer and consent solicitation pursuant to the offer to purchase on June 1, 2001.

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PACIFICARE HEALTH SYSTEMS, INC.

Dated: June 1, 2001	By: /s/ SUSAN L. BERKEL

Susan L. Berkel Senior Vice President of Finance and Corporate Controller (Chief Accounting Officer)

INDEX TO EXHIBITS

99.1	Press Release by PacifiCare Health Systems, Inc., dated May 30, 2001, announcing revised earnings estimates.

99.2	Press Release by PacifiCare Health Systems, Inc., dated June 1, 2001, announcing the commencement of its tender offer and consent solicitation pursuant to the Offer to Purchase on June 1, 2001.